CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 28, 2017, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the year ended December 31, 2016 of AMG Chicago Equity Partners Small Cap Value Fund, AMG GW&K Small/Mid Cap Fund (formerly, AMG GW&K Small Cap Growth Fund), AMG GW&K Municipal Bond Fund, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Small Cap Core Fund, AMG Renaissance International Equity Fund, AMG Renaissance Large Cap Growth Fund, AMG Yacktman Fund, AMG Yacktman Focused Fund, AMG TimesSquare Emerging Markets Small Cap Fund and AMG Yacktman Special Opportunities Fund, eleven of the series constituting AMG Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2017